Exhibit 10.1.2

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT (the “Agreement”) granted on [ Insert Date ], between SANARA MEDTECH INC., a Texas corporation (the “Company”) and [ Insert Name ] (the “Recipient”).

WHEREAS, the Board of Directors of the Company has determined to grant restricted stock awards to certain Company employees under the Company’s 2014 Omnibus Long Term Incentive Plan upon the terms and conditions set forth herein;

NOW, THEREFORE, the Company and the Recipient agree as follows:

1.      Grant of Award. The Company hereby grants to the Recipient under the Company’s 2014 Omnibus Long Term Incentive Plan (the “Plan”) a Restricted Share Award consisting of [ insert number ] shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Restricted Stock”), on the terms and conditions and subject to the restrictions set forth in this Agreement. The grant of the Restricted Stock is made in consideration of the services rendered and to be rendered by the Recipient to the Company.

The Recipient shall be issued stock certificates evidencing the Restricted Stock which shall be registered in the name of the Recipient and shall bear an appropriate legend referring to the terms, conditions, and restrictions of the Restricted Stock, substantially in the following form:

The transferability of this certificate and the common stock represented hereby are subject to the terms, conditions and restrictions (including conditions of forfeiture) contained in the Restricted Stock Agreement entered into between the registered owner and Sanara MedTech Inc., and in the 2014 Omnibus Long Term Incentive Plan of Sanara MedTech Inc. A copy of the Agreement and such Plan are on file in the offices of Sanara MedTech Inc., 1200 Summit Ave, Suite 414, Fort Worth, Texas 76102.

The stock certificates evidencing the shares of Restricted Stock shall be held in custody by the Company or, if specified by the Board of Directors, with a third party custodian or trustee, until the restrictions thereon shall have lapsed, and, as a condition of this Restricted Share Award, the Recipient shall deliver a stock power, duly endorsed in blank, relating to the shares of Restricted Stock.

2.      Transfer Restrictions. Subject to satisfaction of the vesting provisions set forth in Section 4 of this Agreement, the shares of Restricted Stock are non-transferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Recipient or become subject to execution, attachment or similar process. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber any shares of Restricted Stock or the rights relating thereto until vested as provided herein shall be wholly ineffective and, if any such attempt were to be made, all unvested shares of Restricted Stock will be forfeited by the Recipient, and all of the Recipient’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

  Employee

3.      Voting and Dividend Rights. Recipient agrees that during the period in which any Restricted Stock is unvested and subject to the restrictions provided herein, the Recipient shall not have the right to vote, or to receive cash dividends (except as contemplated in Section 5 hereof) payable on, such unvested shares of Restricted Stock. Any dividend or distribution payable with respect to Restricted Stock that shall be paid in shares of Common Stock or other property (excluding cash) or any consideration (including cash) receivable for conversion of or in exchange for any shares of Restricted Stock, shall be subject to the same restrictions applicable to the unvested Restricted Stock (with such modifications thereof as the Board of Directors may provide in its absolute discretion), and shall be held in custody by the Company or with a third party custodian or trustee until the vesting of the corresponding Restricted Stock.

4.  Vesting. Except as otherwise provided herein, and provided that from the date hereof through the applicable vesting date set forth below the Recipient remains in continuous employment with the Company or a subsidiary of the Company, the restrictions on the Restricted Stock shall lapse and the Restricted Stock shall vest in accordance with the vesting schedule below.

Vesting Date	Shares Vesting
[ Insert Date ]	[ Insert Number of Shares ]
[ Insert Date ]	[ Insert Number of Shares ]
[ Insert Date ]	[ Insert Number of Shares ]

The foregoing vesting period notwithstanding, upon the occurrence of a Change in Control, 100% of the unvested shares of Restricted Stock shall vest as of the date of the Change in Control. “Change in Control” shall mean (i) a sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned subsidiary of the Company; (ii) a merger or consolidation to which the Company is a party if all persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation become beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities having less than 50% of the total combined voting power for election of directors (or comparable governing body) of the surviving corporation or other entity following the effective date of such merger or consolidation; or (iii) the approval by shareholders of the Company of any plan or proposal for the liquidation of the Company or its subsidiaries (other than into the Company).

Upon termination of the Recipient’s employment with the Company or any of its subsidiaries (or the successor of any such company) for any reason, the Recipient shall on such date immediately forfeit all rights in the shares of Restricted Stock which shall not have become vested, and the ownership of such shares shall immediately fully vest in the Company, which shall have no further obligations to the Recipient under this Agreement.

Upon the vesting as to any portion of the Restricted Stock, the Company will cause a new certificate evidencing such number of vested shares of Common Stock to be delivered to the Recipient, free of the legend regarding restrictions on transfer; provided that the Company shall not be obligated to issue any fractional share of Common Stock.

5.      Capitalization; Adjustments. In the event of a dividend or other distribution (other than ordinary cash dividends), merger, consolidation, recapitalization, stock split, reorganization, reclassification, merger, exchange of securities of the Company, or other corporate transaction affecting the capital structure of the Company, the Board of Directors or a committee designated by the Board of Directors may in its discretion make adjustments and take actions as contemplated by Section 3.4 of the Plan.

6.      Tax Withholding. The Recipient shall be required to pay to the Company the amount of any required withholding taxes due as a result of the vesting of any Restricted Stock. The Company shall have no obligation to deliver a Common Stock certificate to the Recipient until receipt from the Recipient of the amount of funds in payment of such required withholding taxes, and if unpaid by Recipient the Company may take all such other action as the Board of Directors deems necessary to satisfy such tax withholding payment obligation.

7.      Section 83(b) Election. The Recipient may make an election under Internal Revenue Code Section 83(b) regarding federal income tax treatment of the Restricted Stock. Any such election must be made within 30 days after the date of grant, and the Recipient must provide the Company with a copy of an executed version and satisfactory evidence of filing with the U.S. Internal Revenue Service. The Recipient agrees to assume full responsibility for ensuring that the election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the election.

8.      No Right to Continued Service or Future Awards. This Agreement shall not confer upon the Recipient any right to continued employment or to any position with the Company, nor limit the discretion of the Company to terminate the Recipient’s employment at any time for any reason. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Share Awards or other award in the future. Future awards of compensation, if any, will be at the sole discretion of the Board of Directors.

9.      Compliance with Laws. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Recipient with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of federal and state laws and regulatory agencies have been fully complied with to the Company’s satisfaction. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or any state securities commission or to list the shares on any stock exchange to effect such compliance.

10.     Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ALL DISPUTES, CONTROVERSIES OR DIFFERENCES WHICH MAY ARISE OUT OF, IN RELATION TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE BREACH THEREOF SHALL BE BROUGHT AND ADJUDICATED IN THE STATE OR FEDERAL COURTS LOCATED IN TARRANT COUNTY, TEXAS. RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS.

11.      Restricted Stock Subject to the Plan. This Agreement is subject to the Plan, the terms and provisions of which may be amended from time to time. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable term or provision of the Plan will prevail.

12.      Interpretation. The interpretation of this Agreement and any dispute relating thereto shall be decided by the Board of Directors of the Company or a committee designated by the Board of Directors and shall be final and binding on the Recipient and the Company.

13.     Successors and Assigns. The Company may assign any of its rights under this Agreement, which will be binding upon and inure to the benefit of the Company’s successors and assigns.

14.    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

15.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on [ Insert Date ]

SANARA MEDTECH INC. By [ Insert Name of Authorized Representative ] [ Insert Title of Authorized Representative ] RECIPIENT [ Insert Name ]

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